Filed Pursuant to Rule 424(b)(3)
Registration No. 333-254931

INVESCO REAL ESTATE INCOME TRUST INC.
SUPPLEMENT NO. 5 DATED JULY 17, 2023
TO THE PROSPECTUS DATED APRIL 12, 2023
This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Invesco Real Estate Income Trust Inc., dated April 12, 2023 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus. References herein to the “Company,” “we,” “us,” or “our” refer to Invesco Real Estate Income Trust Inc. and its subsidiaries unless the context specifically requires otherwise.
The purposes of this Supplement are as follows:
•to provide an update on our portfolio;
•to disclose the transaction price for each class of our common stock available in this offering as of August 1, 2023;
•to disclose the calculation of our June 30, 2023 NAV per share for all share classes;
•to provide an update on the status of our public offering; and
•to update our form of subscription agreement.
Portfolio Update
For the month ended June 30, 2023, the Company’s Class I NAV per share decreased 0.07% from $30.12 as of May 31, 2023 to $30.09 as of June 30, 2023.1 With the benefit of consistent income and defensive portfolio positioning, Class I stockholders earned a total return of 0.21% for the quarter ended June 30, 2023.
Balance sheet and liquidity management remains a priority. With a leverage ratio of 37% and liquidity exceeding 15% of NAV in cash, liquid securities and capacity on our credit facility, we believe the Company is poised to take advantage of investment opportunities arising from the current market environment.
August 1, 2023 Transaction Price
The transaction price for each share class of our common stock for subscriptions accepted as of August 1, 2023 (and repurchases as of July 31, 2023) is as follows:

Transaction Price (per share)
Class T	$29.9694
Class S	$29.9159
Class D	$29.9698
Class I	$30.0938
Class E	$31.3335
The August 1, 2023 transaction price for each of our share classes is equal to such class’s NAV per share as of June 30, 2023. A detailed calculation of the NAV per share is set forth below. The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees. The repurchase price for each share class equals the transaction price of such class.
1 Our Class T NAV per share decreased from $29.99 to $29.97; Class S NAV per share decreased from $29.94 to $29.92; Class D NAV per share decreased from $29.99 to $29.97; and Class E NAV per share was unchanged at $31.33.

June 30, 2023 NAV per Share
We calculate NAV per share in accordance with the valuation guidelines that have been approved by our board of directors. Our NAV per share, which is updated as of the last calendar day of each month, is posted on our website at www.inreit.com and is made available on our toll-free, automated telephone line at 833-834-4924. Please refer to “Net Asset Value Calculation and Valuation Guidelines” in the Prospectus for how our NAV is determined. The Adviser is ultimately responsible for determining our NAV. All our property investments are appraised quarterly by Capright or other third party appraisal firms engaged by Capright in accordance with our valuation guidelines and any appraisal performed by a firm other than Capright will be reviewed for reasonableness by Capright. In addition, Capright also provides a monthly opinion of reasonableness for the aggregate value of all properties that were not appraised that month. All of the mortgages, mortgage participations and mezzanine loans in our portfolio are valued monthly by Chatham. Chatham also prepares quarterly valuations of our property-level and entity-level debt. We have included a breakdown of the components of total NAV and NAV per share for June 30, 2023.
Our total NAV presented in the following tables includes the aggregate NAV of our Class T, Class S, Class D, Class I, Class E and Class N shares, as well as partnership interests of the Operating Partnership held by the Special Limited Partner. The following table provides a breakdown of the major components of our total NAV as of June 30, 2023:

$ in thousands, except share data
Components of NAV	June 30, 2023
Investments in real estate	$872,657
Investments in unconsolidated entities	147,471
Investments in real estate-related securities	28,871
Investment in commercial loan	34,807
Investment in affiliated fund	28,583
Cash and cash equivalents	11,499
Restricted cash	6,056
Other assets	12,096
Mortgage notes, revolving credit facility and financing obligation, net	(443,066)
Subscriptions received in advance	(1,619)
Other liabilities	(17,068)
Management fee payable	(284)
Accrued stockholder servicing fees	(8)
Non-controlling interests in joint-ventures	(41,049)
Net asset value	$638,946
Number of outstanding shares/units	20,855,244
The following table provides a breakdown of our total NAV and NAV per share/unit by class as of June 30, 2023:

$ in thousands, except share/unit data
NAV Per Share/Unit	Class T Shares	Class S Shares	Class D Shares	Class I Shares	Class E Shares	Class N Shares	Third-party Operating Partnership Units(1)	Total
Net asset value	$17,148	$10,943	$22,613	$127,462	$36,835	$416,790	$7,154	$638,946
Number of outstanding shares/units	572,182	365,807	754,517	4,235,505	1,175,576	13,523,324	228,333	20,855,244
NAV Per Share/Unit as of June 30, 2023	$29.9694	$29.9159	$29.9698	$30.0938	$31.3335	$30.8201	$31.3335
(1)Includes the partnership interest of the Operating Partnership held by the Special Limited Partner.

Set forth below are the weighted averages of the key assumptions in the discounted cash flow methodology used in the June 30, 2023 valuations, based on property types.

Property Type	Discount Rate	Exit Capitalization Rate
Healthcare	6.7%	5.7%
Office	7.8%	6.8%
Multifamily	6.8%	5.1%
Industrial	6.8%	5.6%
Self-Storage	7.6%	5.6%
Retail	8.3%	7.4%
Student Housing	7.0%	5.5%
These assumptions are determined by Capright and reviewed by the Adviser. A change in these assumptions would impact the calculation of the value of our property investments. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our investment values:

		Investment Values
Input	Hypothetical Change	Healthcare	Office	Multifamily	Industrial	Self-Storage	Retail	Student Housing
Discount Rate (weighted average)	0.25% decrease	1.9%	1.9%	2.0%	2.0%	1.9%	1.8%	1.9%
Discount Rate (weighted average)	0.25% increase	(1.9)%	(1.8)%	(1.9)%	(2.0)%	(1.8)%	(1.8)%	(1.9)%
Exit Capitalization Rate (weighted average)	0.25% decrease	2.9%	2.2%	3.4%	3.1%	2.8%	1.9%	2.9%
Exit Capitalization Rate (weighted average)	0.25% increase	(2.6)%	(2.1)%	(3.0)%	(2.9)%	(2.6)%	(1.8)%	(2.7)%
Status of our Public Offering
We are currently offering on a continuous basis up to $3.0 billion in shares of common stock, consisting of up to $2.4 billion in shares in our primary offering and up to $0.6 billion in shares pursuant to our distribution reinvestment plan. As of July 12, 2023, we have issued and sold in our public offering (1) 4,706,384 shares of our common stock (consisting of 230,375 Class T shares, 36,454 Class S shares, 405,846 Class D shares, 2,013,480 Class I shares and 2,020,229 Class E shares) in the primary offering for total proceeds of $144.3 million and (2) 33,111 shares of our common stock (consisting of 1,752 Class T shares, 3,386 Class D shares, 18,651 Class I shares and 9,322 Class E shares) pursuant to our distribution reinvestment plan for a total value of $1.0 million. As of June 30, 2023, our aggregate NAV was $638.9 million. We intend to continue selling shares in our public offering on a monthly basis.
Form of Subscription Agreement
The Form of Subscription Agreement included in Appendix B of the Prospectus is amended and replaced with the Form of Subscription Agreement attached to this Supplement as Exhibit A.

1 Invesco Real Estate Income Trust Inc. (INREIT) Subscription Agreement Investor Services 833.834.4924 Please carefully read the Prospectus (as amended, restated, or supplemented, including all appendixes and exhibits thereto, the “Prospectus”) regarding the public offering of Class T shares, Class S shares, Class D shares, Class I shares and Class E shares of common stock (the “shares”) of Invesco Real Estate Income Trust Inc. (the “Company”), before deciding to complete and sign this subscription agreement. PLEASE USE BLUE OR BLACK INK PLEASE PRINT CLEARLY IN BLOCK CAPITAL LETTERS 1 | Investment (Required: $ Amount / Share Class / Wire or Check / Existing Account) A. Subscription Information Total Investment: $ □ Class T Shares □ Select to waive selling commissions for Class T □ Class S Shares □ Select to waive selling commissions for Class S □ Class D Shares □ Select to waive selling commissions for Class D □ Class I Shares □ Class E Shares □ This is my initial investment. Minimum initial investment is $2,500 for Class D, S, T and E shares and $1,000,000 (unless waived) for Class I shares. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each class. □ This is an additional investment ($500 minimum for all share classes) Existing Account: B. Payment will be made via: □ Enclosed Check □ Wired Funds C. Relationship □ Check here if you are an affiliate of Invesco Ltd., an employee of Invesco Ltd., a Company officer or director, or an Immediate Family Member of a Company officer or director. □ Check here if you are a registered representative or an Immediate Family Member1 of a registered representative and are waiving upfront selling commissions. 1 “Immediate Family Member” means the child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, or mother-, father-, son-, daughter-, brother-, or sister-in-law of an officer or director, and includes adoptive relationships. D. Payment Instructions Checks should be attached to this agreement and made payable to: Invesco Real Estate Income Trust Inc. * We do not accept cash, cashier’s checks/official bank checks, starter checks, foreign checks, money orders, third-party checks, (Mail Address) or traveler’s checks. Wire to: UMB Name: SS&C GIDS, Inc. as Agent for Invesco Universal ABA Routing Number: DDA: Reference: FBO (Investor’s Name) or Existing Account Number INREIT-FRM-1 04/23 (Overnight Address) Exhibit A

PLEASE USE BLUE OR BLACK INK PLEASE PRINT CLEARLY IN BLOCK CAPITAL LETTERS INREIT-FRM-1 04/23 2 2 | Type of Ownership (Required: Please select one ownership type and attach all applicable documentation) A. Non-Qualified Ownership □ Individual Ownership (One signature required) or □ Joint Tenants with Rights of Survivorship (Complete Sections 3C & 3D)* □ Transfer on Death (Optional designation. See Section 3F) □ Community Property* □ Tenants in Common* □ UGMA / UTMA: State of: □ Trust: (Certification / Trust Documents required. See Section 3E for additional requirements) □ Corporation / LLC / Partnership: (Corporate Resolution, LLC or Partnership Agreement required) □ Other: B. Qualified Ownership (All IRA/Retirement accounts require a 3rd party custodian; Section 4 must be completed) □ Traditional IRA □ Roth IRA □ SEP IRA □ Simple IRA □ Retirement Plan (Certification of Investment Powers Form or Plan Documents required) □ Governmental Plan □ Church Plan □ Medical Plan Trust □ Other: *All parties must sign A. Investor/Primary Information (Investor/Trustee/Administrator/UTMA/UGMA Minor’s Name) First Name: MI: Last Name: Date of Birth (MM/DD/YYYY): Social Security Number / TIN / / If non-resident alien, investor must submit an original, copy, or electronic version of the appropriate Form W-8 (W-8BEN, W- 8ECI, W-8EXP or W-8IMY) □ U.S. Citizen □ Non U.S. Citizen □ Resident Alien □ Non-Resident Alien Country of Citizenship B. Investor/Primary Contact Information Residential Address (P.O. Boxes NOT Accepted): City State ZIP Email Address: Phone Number: - - 3 | Investor Information (Required: Part A & B must be completed / Parts C- F are dependent on investor profile)

PLEASE USE BLUE OR BLACK INK PLEASE PRINT CLEARLY IN BLOCK CAPITAL LETTERS INREIT-FRM-1 04/23 3 C. Co-Investor / Beneficial Owner Information (If applicable) First Name: MI: Last Name: Date of Birth (MM/DD/YYYY): Social Security Number / TIN / / If non-resident alien, investor must submit an original, copy, or electronic version of the appropriate Form W-8 (W-8BEN, W- 8ECI, W-8EXP or W-8IMY) □ U.S. Citizen □ Non U.S. Citizen □ Resident Alien □ Non-Resident Alien Country of Citizenship D. Co-Investor/Beneficial Owner Contact Information (Please fill out address if different from section 3B) Residential Address (P.O. Boxes NOT Accepted): City State ZIP Email Address: Phone Number: - - E. Trust / Corporation / Partnership / Pension Fund / Other (If applicable) (Required: Sections 3A and 3B must be completed with Trustee(s) information if the investment is made on behalf of a Trust) Name of Entity: Tax ID Number or Social Security #: Formation Date: Jurisdiction (If Non-U.S.): / / Entity Type: □ Retirement Plan □ Trust (Must submit Certification / Trust Documents) □ S-Corp (Must submit Corporate Resolution) □ C-Corp (Must submit Corporate Resolution) □ Partnership (Must submit Partnership Agreement) □ LLC (Must submit LLC Agreement) □ Other Exemptions: Exempt Payee Code Exempt from FATCA reporting code (if any) If non-U.S. jurisdiction, please attach a completed applicable Form W-8 (W-8BEN, W-8ECI, W-8EXP, or W-8IMY)

PLEASE USE BLUE OR BLACK INK PLEASE PRINT CLEARLY IN BLOCK CAPITAL LETTERS INREIT-FRM-1 04/23 4 1 0 0 1 0 0 F. Transfer on Death (“TOD”) Beneficiary Information (If applicable) Not available for residents of Louisiana. Individual or joint tenants with rights of survivorship (JTWROS) registrations only. TOD beneficiary must be an individual or entity and cannot be the JTWROS person. Provide a complete list of your primary beneficiary(ies) and your contingent beneficiary(ies) below. A contingent beneficiary receives assets only if no primary beneficiary survives you. If you have additional beneficiaries, please attach a separate page including all of the information requested in this section. If you outlive the beneficiary and you want that beneficiary’s share to go to their descendants, check “per stirpes.” Primary Beneficiary(ies) 1. Full Name □ Check here if this is your spouse. □ Per Stirpes Percentage % SSN or TIN Date of Birth (MM/DD/YYYY) Custodian Name (Required if beneficiary is a minor) 2. Full Name □ Check here if this is your spouse. □ Per Stirpes Percentage % SSN or TIN Date of Birth (MM/DD/YYYY) Custodian Name (Required if beneficiary is a minor) Total % Contingent Beneficiary(ies) * 1. Full Name □ Check here if this is your spouse. □ Per Stirpes Percentage % SSN or TIN Date of Birth (MM/DD/YYYY) Custodian Name (Required if beneficiary is a minor) 3. Full Name □ Check here if this is your spouse. □ Per Stirpes Percentage % SSN or TIN Date of Birth (MM/DD/YYYY) Custodian Name (Required if beneficiary is a minor) Total % Spousal Consent – Community Property States Only (Please sign and date, if applicable) If you are married and your spouse is not a joint owner and/or is not a named beneficiary of your investment, spousal consent may be required for the registration of your account in TOD form. It is the account owner’s responsibility to determine if spousal consent is required. The Company is under no obligation to determine your marital status, or whether your investment is separate or community property. Name of Spouse (Please print) Signature of Spouse Date (MM/DD/YYYY) / / By signing this form, I affirm that (i) I am the spouse of the account owner named in section 1 and (ii) I expressly consent to the designated beneficiary(ies) in section 2 and/or attached. X

PLEASE USE BLUE OR BLACK INK PLEASE PRINT CLEARLY IN BLOCK CAPITAL LETTERS INREIT-FRM-1 04/23 5 4 | Custodian Information (Completion by Custodian required) Name of Custodian: Address: City State ZIP Custodian Tax ID No. Custodian Account Number: Email Address: Phone Number: - - The undersigned, being the custodian of the entity invested in the Company by the investor, hereby accepts and agrees to this subscription. If the custodian of the IRA being invested in the Company by the investor accepts and agrees to the investor’s election (if applicable) to invest distributions in additional shares of the Company pursuant to the terms of the Prospectus and the DRIP described therein, please initial here. 5 | Electronic Delivery (Optional) Investor, please initial box if you wish to elect this option Co-Investor, please initial box if you wish to elect this option Subject to availability, you may authorize the Company to provide the Prospectus (including any supplements thereto), reports, proxy statements and other information (collectively, “documents”) electronically by sending the Company instructions in writing in a form acceptable to the Company to receive such documents electronically. By initialing above to consent to electronically receive documents, including your account-specific information, you authorize the Company to either (i) email documents to you directly or (ii) make them available on the Company’s website and notify you by email when and where such documents are available. You must have internet access to use electronic delivery. While the Company imposes no additional charge for this service, there may be potential costs associated with electronic delivery, such as online charges. You may revoke your consent for electronic delivery at any time and the Company will resume sending you a paper copy of all required documents. However, in order for the Company to be properly notified, your revocation must be given to the Company at a reasonable time before electronic delivery has commenced. The Company will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

PLEASE USE BLUE OR BLACK INK PLEASE PRINT CLEARLY IN BLOCK CAPITAL LETTERS INREIT-FRM-1 04/23 6 6 | Distribution Options A. Distribution Reinvestment Plan All stockholders are automatically enrolled in the Company’s distribution reinvestment plan (the “DRIP”) other than residents of Alabama, Idaho, Kansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington or clients of certain participating broker-dealers that do not permit automatic enrollment in the plan. If you do not wish to be enrolled in the DRIP, check the appropriate box below. Initial I. □ I am a resident of Alabama, Idaho, Kansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington, which do not permit automatic enrollment in the DRIP and I do wish to be enrolled in the DRIP. II. □ I am a client of a participating broker-dealer that does not permit automatic enrollment in the DRIP and I do wish to be enrolled in the DRIP. III. □ I DO NOT wish to participate in the DRIP. a. Non-custodial investors: complete Section 5B below b. Custodial investors: all cash distributions will be sent to your Custodian of record B. Cash Distributions Select cash distribution option below only if you do not wish to enroll in the DRIP and do not have custodial ownership of the account. □ Mail distribution check to residential address listed in Section 3B □ Wire Cash Distributions to Custodian listed in Section 4 □ Direct Deposit (if checking account; enclose voided check / if savings account; include letter from your bank) □ Mail distribution check to a third party financial institution Name of Financial Institution: Mailing Address: City State ZIP Routing Number: Account Number: I (we) hereby authorize the Company to deposit distributions from my (our) common stock of the Company into the account at the financial institution indicated in Section 6 or the alternative instructions below. I (we) further authorize the Company to debit my (our) account noted above in the event that the Company erroneously deposits additional funds to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such deposit, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amounts are recovered by the Company. This authorization is to remain in full force and effect until the Company has received written notice from me (us) as of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me (us) written notice of termination of this authorization.

PLEASE USE BLUE OR BLACK INK PLEASE PRINT CLEARLY IN BLOCK CAPITAL LETTERS INREIT-FRM-1 04/23 7 7 | Investor(s) Acknowledgements and Investor Signatures The Company is required by law to obtain, verify, and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address, and social security/taxpayer identification number. The Company may also ask to see other identifying documents. If you do not provide the information, the Company may not be able to open your account. By signing the subscription agreement, you agree to provide this information and confirm that this information is true and correct. If the Company is unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if the Company believes it has identified potentially criminal activity, the Company reserves the right to take action as it deems appropriate which may include closing your account. Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representation of your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to the Company as follows: Required Acknowledgments - All items listed below must be read and initialed. Investor / Owner Co-Investor / Joint-Owner A I have received a copy of the final Prospectus. B I have (i) a minimum net worth (not including home, home furnishings and automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum gross annual income of at least $70,000. C If I am an entity that was formed for the purpose of purchasing Shares, each individual that owns an interest in such entity meets the general suitability requirements described above. D I acknowledge that there is no public market for the Shares, and thus my investment in the Shares is not liquid. E I am purchasing the Shares for my own account. F I understand the transaction price per share at which my investment will be executed will be made available at www.inreit.com, via the Company’s toll-free telephone line at 833-834-4924 and in a prospectus supplement filed with the SEC, available at www.sec.gov.

PLEASE USE BLUE OR BLACK INK | PLEASE PRINT CLEARLY IN BLOCK CAPITAL LETTERS

State Specific Requirements (Only applicable if your state/territory is listed) For purposes of determining whether you satisfy the standards below, your net worth is calculated excluding the value of your home, home furnishing and automobiles. For the purposes of these suitability standards, unless otherwise indicated, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.	Investor / Owner	Co-Investor / Joint-Owner
Alabama Residents Only: If I am an Alabama resident, my investment in Invesco Real Estate Income Trust Inc. and other affiliated public non-listed REITs may not exceed 10% of my liquid net worth.		
California Residents Only: If I am a California resident, I may not invest more than 10% of my liquid net worth in Invesco Real Estate Income Trust Inc.		
Idaho Residents Only: If I am an Idaho resident, I have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a net worth of $300,000 (excluding the value of my home, furnishings and automobiles). Additionally, my investment in Invesco Real Estate Income Trust Inc. may not exceed 10% of my liquid net worth.		
Iowa Residents Only: If I am an Iowa resident, I have either (i) a liquid net worth of $85,000 and annual gross income of $85,000 or (ii) a net worth of $300,000 (excluding the value of my home, furnishings, and automobiles). In addition, my aggregate investment in Invesco Real Estate Income Trust Inc. may not exceed 10% of my liquid net worth.		
Kansas Residents Only: If I am a Kansas resident, I acknowledge that it is recommended by the Office of the Kansas Securities Commissioner that I limit my aggregate investment in this offering and other non-traded real estate investment trusts to not more than 10% of my liquid net worth. For these purposes, liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky Residents Only: If I am a Kentucky resident, I may not invest, in the aggregate, more than 10% of my liquid net worth in Invesco Real Estate Income Trust Inc. or other affiliated public, non-listed REITs.		
Maine Residents Only: If I am a Maine resident, I acknowledge that the Maine Office of Securities recommends that my aggregate investment in Invesco Real Estate Income Trust Inc. and similar direct participation investments not exceed 10% of my liquid net worth. For these purposes, liquid net worth is defined as that portion of total net worth that is comprised of cash, cash equivalents and readily marketable securities.		
Massachusetts Residents Only: If I am a Massachusetts resident, my investment in Invesco Real Estate Income Trust Inc. and other illiquid direct participation programs may not exceed 10% of my liquid net worth.		
Missouri Residents Only: If I am a Missouri investor, my investment in Invesco Real Estate Income Trust Inc. may not exceed 10% of my liquid net worth.		
Nebraska Residents Only: If I am a Nebraska resident, I must have either (a) an annual gross income of at least $70,000 and a net worth of at least $70,000, or (b) a net worth of at least $250,000. In addition, if I am not an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, I must limit my aggregate investment in Invesco Real Estate Income Trust Inc. and in the securities of other non-publicly traded programs to 10% of my net worth.		

INREIT-FRM-1 04/23

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PLEASE USE BLUE OR BLACK INK PLEASE PRINT CLEARLY IN BLOCK CAPITAL LETTERS

New Jersey Residents Only: If I am a New Jersey resident, I must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For purposes of New Jersey's suitability standard, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home furnishings, and automobiles, minus total liability) that consists of cash, cash equivalent and readily marketable securities. In addition, an investment in Invesco Real Estate Income Trust Inc., its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth.		
New Jersey Residents Only: New Jersey investors are advised that the Class T, S, and D shares, as applicable, will, with limited exceptions, be subject to upfront selling commissions and/or upfront dealer manager fees of up to 3.50% of the transaction price and stockholder servicing fees, subject to certain limits, of up to 0.85% of the NAV per annum. The upfront commissions and fees will cause the per share purchase price to be greater than the initial per share NAV that will be reflected on my account statement (by broker dealers reporting a valuation calculated in accordance with FINRA Rule 2231(c)(1)(B) relating to appraised value). These upfront commissions and fees will reduce the amount of the purchase price that is available for investment and other capital needs. The stockholder servicing fees will reduce the amount of distributions that are paid with respect to the Class T, S, and D shares.		
North Dakota Residents Only: If I am a North Dakota resident, I have a net worth of at least ten times my investment in Invesco Real Estate Income Trust Inc.		
Ohio Residents Only: If I am an Ohio resident, my investment in Invesco Real Estate Income Trust Inc., its affiliates, and in any other public, non-traded REIT may not exceed 10% of my liquid net worth. For purposes of Ohio's suitability standard, "liquid net worth" is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles, minus total liabilities) comprised of cash, cash equivalents and readily marketable securities.		
Oregon Residents Only: If I am an Oregon resident, I may not invest more than 10% of my liquid net worth in Invesco Real Estate Income Trust Inc.		
Pennsylvania Residents Only: If I am a Pennsylvania resident, I may not invest more than 10% of my net worth in Invesco Real Estate Income Trust Inc.		
Puerto Rico Residents Only: If I am a Puerto Rico resident, my investment in Invesco Real Estate Income Trust Inc., our affiliates, and other public, non-listed REITs may not exceed 10% of my liquid net worth. For purposes of Puerto Rico's suitability standard, "liquid net worth" is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.		
Tennessee Residents Only: If I am a Tennessee resident, I may not invest more than 10% of my liquid net worth (exclusive of home, home furnishings and automobiles) in Invesco Real Estate Income Trust Inc.		
Vermont Residents Only: If I am a Vermont resident who is not an "accredited investors" as defined in 17 C.F.R. §230.501, I may not purchase an amount in this offering that exceeds 10% of my liquid net worth. For purposes of Vermont's suitability standard, "liquid net worth" is defined as total assets (not including home, home furnishings or automobiles) minus total liabilities.		

INREIT-FRM-1 04/23 9

PLEASE USE BLUE OR BLACK INK PLEASE PRINT CLEARLY IN BLOCK CAPITAL LETTERS INREIT-FRM-1 04/23 10 In the case of sales to fiduciary accounts, the minimum standards above shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary. If you do not have another broker-dealer or other financial intermediary introducing you to the Company, then your Shares will be held in your name on the books of the Company. Invesco Distributors, Inc. (the “Dealer Manager”) will not be deemed to act as your broker of record in connection with any investment in the Company. Please see Section 7 above. I declare that the information supplied above is true and correct and may be relied upon by the Company. I acknowledge that the broker-dealer/financial advisor (broker-dealer/financial advisor of record) indicated in Section 8 of this subscription agreement and its designated clearing agent, if any, will have full access to my account information, including the number of Shares I own, tax information (including the Form 1099) and redemption information. Investors may change the broker-dealer/financial advisor of record at any time by contacting the Company at 833-834-4924. Substitute IRS Form W-9 Certifications (required for U.S. investors): I, THE UNDERSIGNED, CERTIFY, under penalties of perjury, (i) that the taxpayer identification number shown on this subscription agreement is true, correct and complete (or I am waiting for a number to be issued), (ii) that I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the IRS has notified me that I am no longer subject to backup withholding, (iii) I am a U.S. citizen or other U.S. person (including a resident alien) and (iv) the FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item (ii) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. See Form W-9 instructions at http://www.irs.gov. Exempt payee code (if any) Exemption from FATCA reporting code (if any) BY SIGNING THIS AGREEMENT YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATES SECURITIES LAWS. Printed Name of Account Owner / Authorized Signatory: Signature of Account Owner / Authorized Signatory: Date: / / Printed Name of Co-Investor / Joint Owner (If Applicable): Signature of Co-Investor / Joint Owner (If Applicable): Date: / / Printed Name of Custodian (If Applicable): Signature of Custodian (If Applicable): Date: / / x x x

PLEASE USE BLUE OR BLACK INK PLEASE PRINT CLEARLY IN BLOCK CAPITAL LETTERS INREIT-FRM-1 04/23 11 8 | Broker-Dealer/Financial Professional Information A. Broker Dealer / RIA / Trust Co. □ Broker-Dealer □ RIA Name □ Trust Co: Advisor Name: Client Account Number: Mailing Address: City State ZIP Email Address: Phone Number: - - Branch Number (BD Only): Rep/CRD Number (BD Only): The undersigned registered representative of the broker-dealer or RIA representative confirms that he/she (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor’s prospective purchase of Shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) has delivered the Prospectus and related supplements, if any, to such investor; (v) has reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (vi) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; (vii) understands that the sale of Shares in accordance with the Prospectus is subject to any applicable enhanced standard of conduct, including, but not limited to, the “best interest” standard applicable under Rule 151-1 under the Securities Exchange Act of 1934, as amended; and (viii) has advised such investor that the Shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus. The undersigned registered representative of the broker-dealer or RIA representative further represents and certifies that, in connection with this subscription for Shares, he/she has complied with and has followed all applicable policies and procedures under their firm’s existing Anti-Money Laundering Program and Customer Identification Program. If you do not have another broker-dealer or other financial intermediary introducing you to the Company, then the account will be held in your name on the books of the Company. You understand the Dealer Manager is not a full-service broker-dealer and it is not holding securities in an account. The Dealer Manager’s primary business is to serve as wholesaler on behalf of its affiliated institutional clients. Accordingly, you understand you are not the Dealer Manager’s customer for any purpose. The Dealer Manager relies upon your representations above, including that you have ensured this subscription follows all applicable policies and procedures under your broker-dealer or RIA firm’s existing Anti-Money Laundering Program and Customer Identification Program. The Dealer Manager will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you (or your client) want to receive financial advice regarding a prospective investment in the Shares, contact a broker-dealer or other financial intermediary directly to provide such advice to you. Registered Rep / Financial Advisor / RIA / Trust Co. Signature: Date: Broker-Dealer Signature (if required/applicable): Branch Manager Signature (if required/applicable): / / Date: / / Date: / / x x x

PLEASE USE BLUE OR BLACK INK PLEASE PRINT CLEARLY IN BLOCK CAPITAL LETTERS INREIT-FRM-1 04/23 12 9 | Important Investor Information All items on this form must be completed to process the application. Please note that the Company, its agents, and participating broker-dealers are required by law to obtain, verify, and record certain personal information obtained to establish this account. We may also ask for other identifying documents or financial information relevant to a suitability assessment. If that information is not provided, we may not be able to open the account. To invest in the Company, we only accept checks drawn from a U.S. bank account or wired funds from a U.S. financial institution (ACH network member). We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks, or cash. No sale of Shares may be completed until at least five business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business days prior to the first calendar day of the month (unless waived by the Dealer Manager). You will receive a written confirmation of your purchase. All items on the subscription agreement must be completed for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares. For questions, please contact Investor Services: 833.834.4924 Important Information for Investors in the Distribution Reinvestment Plan: If investors participating in the DRIP or making subsequent purchases of Shares experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth herein, they are asked to promptly notify the Company and their broker-dealer or other financial intermediary in writing. A broker-dealer or other financial intermediary may notify the Company if an investor participating in the DRIP can no longer make the representations or warranties set forth herein, and the Company may rely on such notification to terminate such investor’s participation in the DRIP. This request in no way shifts to the investor the responsibility of the Company’s sponsor, or any other person selling Shares on behalf of the Company to the investor, to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment based on information provided by such investor. Important Information for Investors Purchasing Shares Under the Terms for Uniform Gifts or Transfers to Minors (UGMA / UTMA): To the extent that shares of the Company are purchased for the benefit of a minor under UGMA /UTMA, the minor will be required to complete a Subscription Eligibility Form and Account Application at the time that he or she becomes of legal age as defined by the law of the minor’s state of residency.

PLEASE USE BLUE OR BLACK INK PLEASE PRINT CLEARLY IN BLOCK CAPITAL LETTERS INREIT-FRM-1 04/23 13 10 | Review / Wire Instructions A. Instructions – Please review the checklist below to ensure that this subscription document is completed Section 1: □ Investment Amount, Share Class, Initial or Additional Investment, Relationship, Check or Wire, Existing Account Number □ KYC/AML documentation that may be required Section 2: □ Ownership Type, Custodial Information for Qualified Accounts □ Additional Documentation as required Section 3: □ Required: Section 3A and 3B □ Section 3C and 3D if joint owners/co-investors/co-trustees, etc. □ Section 3E and 3F are specific to account type listed Section 4: □ Required: Must be populated and signed by Custodian Section 5: □ Please initial if electronic delivery is requested Section 6: □ Required: Selection must be made for Distribution Reinvestment Plan if not participating in DRIP. Please review to confirm selection Section 7: □ Required: Must be initialed for items A-F; if joint / co-investor account, both parties must initial □ If the investor’s state is listed, initials required; if joint / co-investor account both parties must initial □ Required: Account Owner / Authorized Signatory signature; if joint / co-investor account both parties must sign Section 8: □ Required: Must be populated and signed by Advisor / Broker Dealer / RIA / Trust Company Final Review: □ Investor Signatures and/or Initials: Section 6 and 7 □ Custodian Signature: Section 7 □ Advisor / Financial Professional Signatures: Section 8 Funding: □ Does the account from which funds will be used to invest and identified in section 4 or 8 have available the amount listed in Section 1?